SCHEDULE A

TO THE JPMORGAN TRUST IV DECLARATION OF TRUST

SERIES AND CLASSES

As of August 11, 2022

Series	Classes
JPMorgan Core Focus SMA Fund	No Class Designation

JPMorgan Equity Premium Income Fund	A, C, I, R5, R6

JPMorgan Emerging Markets Research Enhanced Equity Fund	I, R6

JPMorgan Hedged Equity 2 Fund	A, C, I, R5, R6

JPMorgan Hedged Equity 3 Fund	A, C, I, R5, R6

JPMorgan Institutional Tax Free Money Market Fund	Capital, Institutional, Agency, IM

JPMorgan International Hedged Equity Fund	A, C, I, R5, R6

JPMorgan Macro Opportunities Fund[1]	A, C, I, R6

JPMorgan Municipal SMA Fund	No Class Designation

JPMorgan Preferred and Income Securities Fund	A, C2, I, R6

JPMorgan Securities Lending Money Market Fund	Agency SL Class

JPMorgan SmartRetirement 2065 Fund	A, C, I, R2, R3, R4, R5, R6

JPMorgan SmartRetirement Blend 2015 Fund	I, R2, R3, R4, R5, R6

JPMorgan SmartRetirement Blend 2065 Fund	I, R2, R3, R4, R5, R6

JPMorgan Ultra-Short Municipal Fund	A, I

[1]	To be liquidated on or about October 13, 2022.
[2]	Class C Shares launched effective July 27, 2022.